EXHIBIT 10.2
                          SECURITIES PURCHASE AGREEMENT


                                     between

                            MAGNOLIA BROADBAND, INC.,
                                    as Issuer

                                       and

                          LEISUREPLANET HOLDINGS, LTD.
                                   as Investor

                                 April 14, 2000

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                                                 TABLE OF CONTENTS

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SECTION 1. AUTHORIZATION OF SERIES A PREFERRED STOCK.............................................................1

SECTION 2. PURCHASE AND SALE OF SECURITIES.......................................................................1
         2.1.     Issuance of Series A Preferred Stock...........................................................1

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................2
         3.1.     Corporate Organization.........................................................................2
         3.2.     Subsidiaries...................................................................................2
         3.3.     Capitalization.................................................................................3
         3.4.     Corporate Proceedings, etc.....................................................................3
         3.5.     Consents and Approvals.........................................................................4
         3.6.     Absence of Defaults, Conflicts, etc............................................................4
         3.7.     Absence of Certain Developments................................................................4
         3.8.     Compliance with Law............................................................................5
         3.9.     Litigation.....................................................................................5
         3.10.    Material Contracts.............................................................................5
         3.11.    Loan to Founder, Absence of Undisclosed Liabilities............................................5
         3.12.    Labor Agreements and Actions...................................................................6
         3.13.    Tax Matters....................................................................................7
         3.14.    Employee Benefit Plans.........................................................................7
         3.15.    Patents, Licenses, etc.........................................................................7
         3.16.    Title to Tangible Assets.......................................................................7
         3.17.    Condition of Properties........................................................................7
         3.18.    Insurance......................................................................................8
         3.19.    Transactions with Related Parties..............................................................8
         3.20.    Interest in Competitors........................................................................8
         3.21.    Registration Rights............................................................................8
         3.22.    Brokerage......................................................................................9
         3.23.    Illegal or Unauthorized Payments; Political Contributions......................................9
         3.24.    Year 2000 Compliance...........................................................................9
         3.25.    Material Supplier/Customer Contracts...........................................................9
         3.26.    Indebtedness..................................................................................10
         3.27.    Material Facts................................................................................10

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.......................................................10
         4.1.     Authorization.................................................................................10
         4.2.     Investment Intent; Certain Restrictions.......................................................10
         4.3.     Disclosure of Information.....................................................................11
         4.4.     Status........................................................................................12
         4.5.     Broker's Fees.................................................................................12
         4.6.     Restrictive Legend............................................................................12
         4.7.     Restricted Securities.........................................................................12
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SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES..................................................................13
         5.1.     Covenants Pending Closing.....................................................................13
         5.2.     Further Assurance.............................................................................13
         5.3.     Employee Confidential Information and Inventions Agreements...................................13

SECTION 6. INVESTOR'S CLOSING CONDITIONS........................................................................13
         6.1.     Representations, Warranties and Covenants.....................................................13
         6.2.     No Actions; Laws..............................................................................13
         6.3.     Legal Opinion.................................................................................14
         6.4.     Officer's Certificate.........................................................................14
         6.5.     Transaction Documents.........................................................................14
         6.6.     No Material Adverse Effect....................................................................14
         6.7.     Certificate of Designation....................................................................14
         6.8.     Employment Agreements.........................................................................14
         6.9.     Delivery of Stock Certificate.................................................................15

SECTION 7. COMPANY CLOSING CONDITIONS...........................................................................15
         7.1.     Representations, Warranties and Covenants.....................................................15
         7.2.     No Actions; Laws..............................................................................15
         7.3.     Transaction Documents.........................................................................15
         7.4.     Consents and Approvals........................................................................16
         7.5.     Payment of Purchase Price.....................................................................16

SECTION 8. COVENANTS............................................................................................16
         8.1.     Financial and Business Information............................................................16
         8.2.     Proceeds......................................................................................17
         8.3.     Inspection....................................................................................17
         8.4.     Confidentiality...............................................................................18
         8.5.     Conduct of Business and Maintenance of Existence..............................................18
         8.6.     Compliance with Laws..........................................................................19
         8.7.     Insurance.....................................................................................19
         8.8.     Keeping of Books..............................................................................19
         8.9.     Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange...............19
         8.10.    Termination...................................................................................19

SECTION 9. INTERPRETATION OF THIS AGREEMENT.....................................................................20
         9.1.     Terms Defined.................................................................................20
         9.2.     Accounting Principles.........................................................................20
         9.3.     Directly or Indirectly........................................................................21
         9.4.     Governing Law.................................................................................21
         9.5.     Paragraph and Section Headings................................................................21

SECTION 10. MISCELLANEOUS.......................................................................................21
         10.1.    Notices.......................................................................................21
         10.2.    Expenses and Taxes............................................................................22
         10.3.    Reproduction of Documents.....................................................................22
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         10.4.    Survival......................................................................................22
         10.5.    Successors and Assigns........................................................................23
         10.6.    Entire Agreement; Amendment and Waiver........................................................23
         10.7.    Severability..................................................................................23
         10.8.    Arbitration...................................................................................23
         10.9.    Facsimile Signatures and Counterparts.........................................................24

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                  SECURITIES PURCHASE AGREEMENT, dated as of April 14, 2000, between MAGNOLIA BROADBAND, INC., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), as issuer, and LEISUREPLANET HOLDINGS, LTD., a corporation organized and existing under the laws of Bermuda ("INVESTOR").

                  In consideration of the respective agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  SECTION 1. AUTHORIZATION OF SERIES A PREFERRED STOCK

                  The Company has authorized and created a series of its preferred stock consisting of 3,447,774 shares, $0.0001 par value per share, designated as its Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The terms, limitations, and relative rights and preferences of the Series A Preferred Stock are set forth in the certificate of designation attached hereto as Exhibit A (the "Certificate of Designation").

                  SECTION 2. PURCHASE AND SALE OF SECURITIES

                  2.1. Issuance of Series A Preferred Stock

(a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investor's representations set forth below, on the Closing Date (as defined below) the Company shall sell to the Investor, and the Investor shall purchase from the Company, 3,447,774 shares of Series A Preferred Stock (the "SHARES"), for an aggregate purchase price of $2,500,000 (the "PURCHASE PRICE"). Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to the Investor, duly registered in the Investor's name, a duly executed stock certificate evidencing the Shares, in consideration of the payment by the Investor to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate.

(b) The closing (the "CLOSING") of the transactions contemplated hereby shall take place at 10:00 a.m., New York City time, on April 18, 2000, or at such other time or on such other date as the Investor and the Company may agree in writing (the "CLOSING DATE"), at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select (or by such other means, including a remote closing wherein the relevant documents are delivered by means of facsimile, mail or courier).


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                  SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Investor that, except as set forth on a correspondingly numbered section of the disclosure schedule hereto (the "DISCLOSURE SCHEDULE"):

                  3.1. Corporate Organization

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits B and C, respectively, are true and complete copies of the Certificate of Incorporation and the bylaws of the Company, as amended through the date hereof (together, the "ORGANIZATIONAL DOCUMENTS").

                  (b) The Company and each of the Company Subsidiaries have all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own their respective properties and to carry on their respective businesses as now conducted and as proposed to be conducted. The Company has all requisite power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

                  (c) The Company and each of the Company Subsidiaries have filed all necessary documents to qualify to do business as foreign corporations in, and the Company and each of the Company Subsidiaries are in good standing under the laws of, each jurisdiction in which the conduct of the their respective businesses as now conducted or as proposed to be conducted or the nature of their respective property now owned or proposed to be owned requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, liabilities, prospects, profits, or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  3.2. Subsidiaries


                  Set forth on Schedule 3.2 of the Disclosure Schedule is a complete and accurate list of each Company Subsidiary: (i) its jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital, (iii) the number of issued and outstanding shares of its capital stock or share capital and (iv) the holder or holders of such shares. Except for the ownership of the Company Subsidiaries, none of the Company or the Company Subsidiaries owns beneficially or otherwise, directly or indirectly, any capital stock of, or other securities, equity or ownership interest in, or has any obligation to form or participate in, any corporation, partnership of other Person. The Company has good and marketable title to, and is the record and beneficial owner of, the shares of capital stock of the Company Subsidiaries and equity interests in other entities owned by it, in each case, free and clear of any liens. All of the outstanding shares of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and none of such shares were issued in violation of, or are subject to, any preemptive rights. There are no outstanding options, warrants, calls, demands, contracts or other rights of any nature to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of

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any Company Subsidiary or any other securities of any Company Subsidiary.
Neither the Company nor any of the Company Subsidiaries is obligated, pursuant to any securities, options, warrants, calls, demands, contracts or other rights or otherwise, now or in the future, contingently or otherwise, to issue, deliver, sell, purchase, redeem any capital stock of any Company Subsidiary or any other securities of any Company Subsidiary to or from any Person.

                  3.3. Capitalization

                  (a) Schedule 3.3 sets forth the authorized, issued and outstanding capital stock of the Company and a list of the holders of such capital stock as of the date of this Agreement. The authorized capital stock of the Company consists only of 20,000,000 shares of common stock, $0.0001 par value (the "COMMON STOCK"), of which 0 shares are issued and outstanding, and 7,000,000 shares of preferred stock, $0.0001 par value, of which 3,447,774 have been designated Series A Preferred Stock and of which 3,447,774 shares of Series A Preferred Stock will be issued and outstanding upon the consummation of the Closing. The Company has not issued and, is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into such shares or any warrants, options or other rights to acquire any such convertible securities.

(b) All of the outstanding shares of capital stock of the Company are, and as of the Closing, all of the then outstanding shares of Series A Preferred Stock will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding capital stock of the Company has been, and the Series A Preferred Stock will be, offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and none of such securities are or were at the time of issuance subject to any preemptive rights. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly authorized and reserved for issuance and, when issued upon conversion of the Series A Preferred Stock, will be validly issued, fully paid and nonassessable, and assuming the accuracy of the Investor's representations and warranties contained in Section 4, will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and will not be subject to any preemptive rights.

(c) There are no preemptive rights, rights of first refusal, put or call rights or obligations, or anti-dilution rights with respect to the issuance, sale or redemption of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof. The Company is not a party to any agreements relating to the voting of the Company's voting securities, and there are no restrictions on the transfer of the Company's capital stock.

                  3.4. Corporate Proceedings, etc.

                  The Company has authorized the execution, delivery, and performance of each of the Transaction Documents and each of the transactions and agreements contemplated hereby and thereby. No other corporate action (including stockholder approval) is necessary to authorize such execution, delivery, and performance of the Transaction Documents, and upon such execution and delivery, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its

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terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company has authorized the issuance and delivery of the Shares in accordance with this Agreement and, subject to the issuance of the Shares, the Company has reserved for issuance shares of Common Stock issuable upon conversion of the Shares.

                  3.5. Consents and Approvals

                  The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any Company Subsidiary to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person, or firm, or any public, governmental, or judicial authority.

                  3.6. Absence of Defaults, Conflicts, etc.


                  The execution and delivery of the Transaction Documents and the adoption by the Board of Directors of the Company of the Certificate of Designation do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Shares, and the Common Stock issuable upon conversion of the Shares, will not, result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note, or other evidence of indebtedness, or other agreement of the Company or any Company Subsidiary (collectively the "AGREEMENTS AND INSTRUMENTS"), or the Organizational Documents or any organizational document of a Company Subsidiary, or any rule or regulation of any court or federal, state, or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any Company Subsidiary or over their respective properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Agreements and Instruments or in any license, permit, or authorization to which the Company or any Company Subsidiary is a party or by which each may be bound.

                  3.7. Absence of Certain Developments

                  Since the date of incorporation of the Company, there has been no (i) Material Adverse Effect with respect to the Company or any Company Subsidiary, (ii) declaration, setting aside, or payment of any dividend or other distribution with respect to the capital stock of the Company or any Company Subsidiary, (iii) material loss, destruction, or damage to any property of the Company or any Company Subsidiary, whether or not insured, (iv) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (v) labor trouble involving the Company or any Company Subsidiary or any material change in their respective personnel or the terms and conditions of employment, (vi) waiver by the Company or any Company Subsidiary of any valuable right, (vii) loan or extension of credit to any officer or employee of the Company or any Company Subsidiary, or (viii) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material

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transaction, by the Company or any Company Subsidiary otherwise than for fair value in the ordinary course of business.

                  3.8. Compliance with Law

                  (a) Neither the Company nor any Company Subsidiary is in material violation of any laws, ordinances, or governmental rules or regulations to which it is subject, including, without limitation, laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current or proposed operations or properties to comply with any such law, ordinances, governmental rules or regulations.

                  (b) The Company and each Company Subsidiary has all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its property or to the current or proposed conduct of their respective businesses. Neither the Company nor any Company Subsidiary has been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

                  3.9. Litigation

                  There is no legal action, suit, arbitration, or other legal, administrative, or other governmental investigation, inquiry, or proceeding (whether federal, state, local, or foreign) pending, or, to the best of the Company's knowledge, threatened against or affecting the Company or any Company Subsidiary or any of their respective current or proposed properties, assets, or business. Neither the Company nor any Company Subsidiary is subject to any order, writ, judgment, injunction, decree, determination, or award of any court, or of any governmental agency or instrumentality (whether federal, state, local, or foreign).

                  3.10. Material Contracts

                  Schedule 3.10 sets forth a true and complete list of each material contract, agreement, instrument, commitment, and other arrangement to which the Company or any Company Subsidiary is a party or otherwise relating to or affecting any of their respective assets, including, without limitation, employment, severance, or consulting agreements; loan, credit, or security agreements; joint venture agreements and distribution agreements (each, a "CONTRACT"). Each Contract is valid, binding, and enforceable against the Company or the Company Subsidiary, as applicable, and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

                  3.11. Loan to Founder, Absence of Undisclosed Liabilities

                  (a) Schedule 3.11(a) sets forth the total amount due to Haim Harel from the Company or any Company Subsidiary as of the date hereof (the "HAREL LOAN"). All such amounts represent expenses incurred by Haim Harel on behalf of the Company or a Company Subsidiary and were incurred in the ordinary course of business of the Company or such Company Subsidiary, as the case may be. Upon reasonable request of the Company, any Company Subsidiary or the Investor, Haim Harel agrees to produce reasonable evidence of such expenses.

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                  (b) Neither the Company nor any Company Subsidiary has
liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the Harel Loan and ordinary expenses incurred in connection with the transaction contemplated by this Agreement.

                  3.12. Labor Agreements and Actions

                  (a) The Company and each of the Company Subsidiaries is in full compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining, and payment of social security and other taxes. Neither the Company nor any Company Subsidiary is engaged in any unfair labor practice or discriminatory employment practice, and no complaint of any such practice against the Company or any Company Subsidiary is filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or any Company Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or any Company Subsidiary is a party or is bound. The Company and each of the Company Subsidiaries are in compliance with all applicable foreign, federal, state, and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and have received no complaints from any foreign, federal, state, or local agency or regulatory body alleging violations of any such laws and regulations.

                  (b) The employment of all Persons employed by the Company or any Company Subsidiary is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company or any Company Subsidiary have been duly and adequately accrued on the books and records of the Company or the respective Company Subsidiary.

                  (c) The Company is not aware that any of its employees or any employees of any Company Subsidiary is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or the Company Subsidiaries, as applicable, or that would conflict with the Company's or any of the Company Subsidiary's businesses as proposed to be conducted.

                  (d) To the Company's knowledge, no officer or key employee, or any group of key employees, currently intends to terminate their employment with the Company or any Company Subsidiary, as applicable, nor does the Company or any Company Subsidiary have a present intention to terminate the employment of any of the foregoing.

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                  3.13. Tax Matters

                  There are no foreign, federal, state, county, or local taxes due and payable by the Company which have not been paid. The Company has duly filed all foreign, federal, state, county, and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company has not been subject to a foreign, federal, state or local tax audit of any kind.

                  3.14. Employee Benefit Plans.

                  Neither the Company nor any Company Subsidiary has any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former or current employees of the Company or any Company Subsidiary, or under which the Company or any Company Subsidiary has any obligation or liability. Schedule 3.14 lists all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any Company Subsidiary or under which the Company or any Company Subsidiary has any obligation or liability (each, a "BENEFIT ARRANGEMENT"). True and complete copies of all Benefit Arrangements have been provided or made available to the Investor prior to the date hereof. The Benefit Arrangements are and have been administered in compliance with their terms and with the requirements of applicable law. The Company's and each Company Subsidiary's payments to current or former employees pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

                  3.15. Patents, Licenses, etc.

                  Neither the Company nor any Company Subsidiary owns or licenses any patents, patent applications, trademarks, trademark applications, trade names, logos, URLs, internet domain names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), software and software tools, databases and data collections, economic and other rights of authors and inventors or other intangible or proprietary property or assets (collectively, "INTELLECTUAL PROPERTY") which are individually or in the aggregate material to the conduct of the business of the Company or any Company Subsidiary as presently conducted or as proposed to be conducted.

                  3.16. Title to Tangible Assets

                  The Company and each Company Subsidiary has good title to their respective properties and assets and good title to all of their respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto.

                  3.17. Condition of Properties

                  All facilities, machinery, equipment, fixtures, vehicles, and other properties now or proposed to be owned, leased, or used by the Company or any Company Subsidiary are in good operating condition and repair, are reasonably fit and useable for the purposes for which

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they are now or proposed to be used, are adequate and sufficient for the
Company's and each of the Company Subsidiary's respective businesses and conform in all material respects with all applicable ordinances, regulations, and laws.

                  3.18. Insurance

                  The Company, each Company Subsidiary and each of their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the current and proposed properties and businesses of the Company and the Company Subsidiaries. Schedule 3.18 sets forth a true and complete listing of the insurance policies of the Company and each Company Subsidiary as in effect on the date hereof, including in each case the applicable coverage limits, deductibles, and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

                  3.19. Transactions with Related Parties

                  Neither the Company nor any Company Subsidiary is a party to any agreement with any of their respective directors, officers, or stockholders, or any Affiliate or family member of any of the foregoing, under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person, or (v) has borrowed money from or lent money to such Person. Neither the Company nor any Company Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's or any Company Subsidiary's directors, officers, or stockholders.

                  3.20. Interest in Competitors

                  Neither the Company nor any Company Subsidiary nor any of their respective directors or officers has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person that (i) provides any services or designs, produces, or sells any product or product lines or engages in any activity similar to or competitive with any activity now conducted or proposed to be conducted by the Company or any of the Company Subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any Company Subsidiary.

                  3.21. Registration Rights

                  Except as provided by the Investor's Rights Agreement (as defined herein) by and between the Company and the Investor, neither the Company nor any Company Subsidiary will, as of the Closing Date, be under any obligation to register any of their respective securities under the Securities Act.

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                  3.22. Brokerage

                  There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company or any Company Subsidiary and the Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any such claim.

                  3.23. Illegal or Unauthorized Payments; Political
Contributions

                  Neither the Company, nor any of the Company Subsidiaries nor, to the best knowledge of the Company (after reasonable inquiry of its officers and directors), any of their respective officers, directors, employees, agents, or other representatives or any other business entity or enterprise with which they respectively have been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution, or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or to the holder of or to any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of funds of the Company or any Company Subsidiary.

                  3.24. Year 2000 Compliance

                  All of the computer and other hardware and software currently or proposed to be owned or used in the conduct of the Company's and each of the Company Subsidiary's current or proposed businesses: (a) will not malfunction, cease to function, generate incorrect date dependent or related data, or produce incorrect results, regardless of the particular date, year, century, or other chronological variable; (b) applies formulae, calculates, displays, exports, imports, manages, manipulates, operates, provides, processes, recognizes, sorts, and stores all dates and date dependent or related user or interface data, fields, functionalities, and values: (i) in four-digit year date format (whether "date" or "year" field or otherwise); (ii) that properly, fully, and correctly identifies any year (including, without limitation, the century thereof), and computes any period, value, or result (including, without limitation, those spanning the end of any century or millennium); and (iii) without any error; in each case: (A) without the necessity of any human intervention or system modification; and (B), regardless of the particular date, year, century or other chronological variable; and (C) will properly interface with other hardware and software of the Company and each Company Subsidiary without rendering any of them less functional in any material respect.

                  3.25. Material Supplier/Customer Contracts

                  No material supplier to or material customer of the Company or any Company Subsidiary has terminated or substantially altered, or has notified the Company or any Company Subsidiary of an intention to terminate or substantially alter, its existing business relationship with the Company or any Company Subsidiary.

                  3.26. Indebtedness

                  Neither the Company nor any Company Subsidiary is indebted to any person, whether or not contingent, for borrowed money.

                  3.27. Material Facts

                  This Agreement, the disclosure schedules furnished contemporaneously herewith, and the other agreements, documents, certificates, or written statements furnished or to be furnished to the Investor through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                  Except as otherwise specifically disclosed in writing to the Company, the Investor represents and warrants to the Company as follows:

                  4.1. Authorization.


                  The Investor has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The Investor has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  4.2. Investment Intent; Certain Restrictions.


                  (a) The Investor is acquiring the Shares, and will acquire the Common Stock issuable upon conversion of the Shares, for its own account for investment and not with a view towards the resale, transfer, or distribution thereof, nor with any present intention of distributing the Shares or the Common Stock acquired upon conversion of the Shares. The Investor understands that the Shares have not been registered under the Securities Act or state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and applicable state securities laws that depend upon, among other things, the bona fide nature of the Investor's investment intent and the accuracy of the Investor's representations as set forth in this Section 4. The Investor has not been formed for the specific purpose of acquiring the Shares. The Investor further understands that, other than any rights of the Investor pursuant to the Investor's Rights Agreement, the Company shall have no obligation to register the Shares under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws. The Investor hereby acknowledges that because of the restrictions on transfer and assignment of the Shares, the Investor may have to bear the economic risk of the investment in the Shares for an indefinite period of time.

                  (b) The Investor understands that there is no established trading market for the Shares and that no public market for the Shares may develop in the future. The Investor understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration requirement is available.

                  (c) The Investor will observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of the Shares. In furtherance of the foregoing, and in addition to the other restrictions contained in this Section 4, the Investor will not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of the Shares unless at such time at least one of the following conditions is satisfied:

                  (i) a registration statement under the Securities Act covering the Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, pledge or other disposition, and containing a current prospectus, shall have been filed with the SEC and which has become effective under the Securities Act;

                  (ii) such transaction shall be permitted pursuant to the provisions of Rule 144 promulgated under the Securities Act;

                  (iii) such transaction shall be permitted pursuant to the provisions of Regulation S promulgated under the Securities Act;

                  (iv) counsel representing the Investor, reasonably satisfactory to the Company and its counsel (with the Company hereby agreeing that Parker Chapin LLP shall be satisfactory), shall have advised the Company in a written opinion letter, upon which the Company and its counsel may rely, that no registration under the Securities Act is required in connection with the proposed sale, transfer or other disposition; or

                  (v) an authorized representative of the SEC shall have rendered written advice to the Investor (sought by the Investor or counsel to the Investor, with a copy thereof and of all other related communications delivered to the Company and its counsel) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed sale, transfer or other disposition.

                  4.3. Disclosure of Information.


                  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives, shall modify, amend or affect the Investor's right to rely on the representations and warranties contained in Section 3 of this Agreement.

                  4.4. Status.

                  (a) The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

                  (b) The Investor, by reason of its business and financial experience has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (i) evaluating the merits and risks of an investment in the Shares making an informed investment decision, (ii) protecting its own interest and
(iii) bearing the economic risk of such investment for an indefinite period of time.

                  4.5. Broker's Fees.

                  There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

                  4.6. Restrictive Legend.

                  All certificates representing the Shares deliverable to the Investor pursuant to this Agreement, and any certificates subsequently issued with respect thereto or in substitution therefor, shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, THE SALE IS MADE IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT, OR THE CONDITIONS SPECIFIED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, INVESTOR'S RIGHTS AGREEMENT AND SHAREHOLDERS AGREEMENT DATED AS OF APRIL 14, 2000 HAVE BEEN SATISFIED. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED FROM MAGNOLIA BROADBAND, INC. WITHOUT CHARGE, BY THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR.

                  4.7. Restricted Securities

                  The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed hereby and by the Securities Act.

                  SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

                  5.1. Covenants Pending Closing

                  From the date hereof through the Closing, the Company will not, without the Investor's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investor of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

                  5.2. Further Assurance

                  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

                  5.3. Employee Confidential Information and Inventions
                  Agreements

                  On or prior to the Closing, each of Haim Harel and Evan Chaim Goldman shall execute an Employee Confidential Information and Inventions Agreement in the form attached hereto as Exhibit F (the "Inventions Agreement").

                  SECTION 6. INVESTOR'S CLOSING CONDITIONS

                  The obligation of the Investor to purchase and pay for the Shares on the Closing Date, as provided in Section 2.1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of each of the conditions set forth in this Section 6.

                  6.1. Representations, Warranties and Covenants

                  The representations and warranties of the Company contained herein shall have been true and complete when made and shall be true and complete as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall remain true and complete as of such other date, and the covenants and agreements contained herein to be performed, observed, or complied with by the Company at or prior to the Closing shall have been performed, observed, or complied with.

                  6.2. No Actions; Laws

                  No action, suit, or proceeding shall have been commenced or threatened by or before any governmental authority against the Company or any Investor, and no law shall have been enacted, issued, promulgated, enforced, or entered, that could reasonably be expected to restrain, prohibit, invalidate, render impossible or unlawful, or otherwise materially and adversely affect the transactions contemplated hereby and the other Transaction Documents, or have a Material Adverse Effect; provided, however, that the provisions of this Section 6.2 shall not apply to the Investor if the Investor shall have solicited or encouraged, directly or indirectly, any such action, suit, proceeding, or law.

                  6.3. Legal Opinion

                  The Investor shall have received from Heller Ehrman, a legal opinion, addressed to the Investor and dated the Closing Date in form and substance reasonably satisfactory to the Investor.

                  6.4. Officer's Certificate

                  The Investor shall have received from the president of the Company an executed certificate dated the Closing Date, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

                  6.5. Transaction Documents

                  Each Transaction Document shall have been executed and delivered by the parties thereto at or prior to the Closing and shall be in full force and effect as of the Closing, and there shall exist no facts, circumstances, or conditions that constitute or, with the giving of notice or lapse of time or both, could reasonably be expect to constitute a default thereunder or breach thereof or could reasonably be expect to give any party thereto the right to terminate such agreement; provided, however, that the provisions of this Section 6.5 shall not apply to the Investor if the Investor shall have failed to execute and deliver any Transaction Document to which it is to be a party or shall have defaulted under or breached any Transaction Document, or caused, directly or indirectly, any Transaction Document not to be in full force and effect as of the Closing.

                  6.6. No Material Adverse Effect

                  No event or events shall have occurred, or shall be reasonably likely to occur, which in the reasonable opinion of the Investor, individually or in the aggregate, have had, or could be expected to have, a Material Adverse Effect.

                  6.7. Certificate of Designation

                  The Company shall have filed the Certificate of Designation for the Series A Preferred Stock with the Secretary of State of the State of Delaware.

                  6.8. Employment Agreements

                  Haim Harel shall have entered into an employment agreement with the Company or a Company Subsidiary in a form satisfactory to the Investor.

                  6.9. Delivery of Stock Certificate

                  The Company shall have delivered to the Investor a stock certificate representing the Shares.

                  SECTION 7. COMPANY CLOSING CONDITIONS

                  The obligation of the Company to issue and deliver the Shares on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

                  7.1. Representations, Warranties and Covenants

                  The representations and warranties of the Investor contained herein shall have been true and complete when made and shall be true and complete as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall remain true and complete as of such other date, and the covenants and agreements contained herein to be performed, observed, or complied with by the Investor at or prior to the Closing shall have been performed, observed, or complied with.

                  7.2. No Actions; Laws

                  No action, suit, or proceeding shall have been commenced or threatened by or before any governmental authority against the Company or any Investor, and no law shall have been enacted, issued, promulgated, enforced, or entered, that could reasonably be expected to restrain, prohibit, invalidate, render impossible or unlawful, or otherwise materially and adversely affect the transactions contemplated hereby and the other Transaction Documents, or have a Material Adverse Effect; provided, however, that the provisions of this Section
7.2 shall not apply to the Company if the Company shall have solicited or encouraged, directly or indirectly, any such action, suit, proceeding, or law.

                  7.3. Transaction Documents

                  Each Transaction Document shall have been executed and delivered by the parties thereto at or prior to the Closing and shall be in full force and effect as of the Closing, and there shall exist no facts, circumstances, or conditions that constitute or, with the giving of notice or lapse of time or both, could reasonably be expect to constitute a default thereunder or breach thereof or could reasonably be expect to give any party thereto the right to terminate such agreement; provided, however, that the provisions of this Section 7.3 shall not apply to the Company if the Company shall have failed to execute and deliver any Transaction Document to which it is to be a party or shall have defaulted under or breached any Transaction Document, or caused, directly or indirectly, any Transaction Document not to be in full force and effect as of the Closing.

                  7.4. Consents and Approvals

                  The Investor shall have received, each in form and substance reasonably satisfactory to the Company, all authorizations, consents, orders, and approvals of all governmental authorities and officials and all third party consents and estoppel certificates which the Company reasonably deem necessary, appropriate, or desirable for the consummation by the Investor of the transactions contemplated hereby.

                  7.5. Payment of Purchase Price

                  The Investor shall have delivered the Purchase Price to the Company.

                  SECTION 8. COVENANTS

                  8.1. Financial and Business Information

                  From and after the date hereof, the Company shall deliver to the Investor so long as the Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 172,388 Shares, or at least 172,388 shares of Common Stock issued upon conversion of such Shares:

                  (a) Monthly and Quarterly Statements--as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income, and statement of cash flows of the Company and any subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

                  (b) Annual Statements--as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of: (i) consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of such year; and (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

                  (c) Business Plan; Projections--no later than 30 days prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results.

                  (d) Audit Reports--promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                  (e) Other Reports--promptly upon their becoming available, one copy of each financial statement, report, notice, or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus, or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

                  (f) Requested Information--with reasonable promptness, the Company shall furnish the Investor with such other data and information as from time to time may be reasonably requested.

                  8.2. Proceeds

                  The Company shall use the proceeds from the issuance and sale to the Investor of the Series A Preferred Stock for research and development and other general corporate purposes pursuant to the plans and budgets presented by management of the Company and approved by the Board of Directors of the Company.

                  8.3. Inspection

                  As long as the Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 172,388 Shares, or at least 172,388 shares of Common Stock issued upon conversion of such Shares, the Company shall, to the fullest extent permitted by law and the Company's contractual obligations to third parties, permit the Investor, its nominee, assignee, and its representative, provided, that each such person agrees to be bound by a nondisclosure agreement reasonably acceptable to the Company and such other party, to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Investor, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested. The Company shall use all reasonable efforts to obtain a waiver of any contractual confidentiality obligations it may have to third parties in order to allow the Investor the greatest practicable access to the contracts and other documents of the Company.

                  8.4. Confidentiality

                  As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including, without limitation, information furnished pursuant to Sections 8.1 and 8.3 hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, the Investor covenants for itself and its directors, officers and partners that it will not use (except in connection with its investment hereunder) or disclose any such information and will enter into, and cause its directors, officers and partners who receive information under or in connection with this Agreement to enter into any additional nondisclosure agreements reasonably requested by the Company or required by any contracts to which the Company is a party and to use reasonable efforts to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives who have a need to know such information and have agreed to bound by the relevant nondisclosure agreement; provided, however, that the Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order; provided further that this Section 8.4 shall not apply to information which: (i) is or becomes generally available or known to the public, other than a result of any disclosure by the Investor or any of its representatives in violation hereof; (ii) is or becomes available to the Investor on a nonconfidential basis from any source other than the Company or any representative thereof, other than any such source that the Investor or any of its representatives knows is prohibited by a legal, contractual, or fiduciary obligation to the Company from disclosing such information; or (iii) is independently developed by the Investor. In the event of any termination of this Agreement prior to the Closing Date, the Investor shall return to the Company all confidential material previously furnished to the Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 8.4, "due care" means at least the same level of care that the Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

                  8.5. Conduct of Business and Maintenance of Existence

                  The Company will continue to engage in business of the same general type as now or as proposed to be conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its current and future employees or consultants to enter into Invention Agreements.

                  8.6. Compliance with Laws

                  The Company will comply in all respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a Material Adverse Effect.

                  8.7. Insurance

                  The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties. In addition to the foregoing, the Company and the Investor agree that, within 60 days of the Closing, the Company will obtain key man life insurance on the lives of Haim Harel and such other individuals as is determined by the Board of Directors, naming the Company as beneficiary and in an amount reasonably acceptable to the Company and the Investor.

                  8.8. Keeping of Books

                  The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.

                  8.9. Lost, etc. Certificates Evidencing Shares (or Shares of Common Stock); Exchange

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares, or shares of Common Stock issuable upon conversion of such Shares, owned by the Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. The Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 8.9. Upon surrender of any certificate representing any Shares, or shares of Common Stock issuable upon conversion of such Shares, for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares, or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of the Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 8.9.

                  8.10. Termination

                  The provisions of this Section 8 shall remain in effect until the closing of the Qualified Public Offering at which time they shall terminate and thereafter be of no force or effect.

                  SECTION 9. INTERPRETATION OF THIS AGREEMENT

                  9.1. Terms Defined

                  As used in this Agreement, the following terms have the respective meanings set forth below:

                  "AFFILIATE" means any Person or entity, directly or indirectly controlling, controlled by, or under common control with such Person or entity.

                  "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMPANY SUBSIDIARY" shall mean any corporation, or other entity of which the Company owns, directly or indirectly, more than 50% of the stock or other equity interests or voting power entitled to elect a majority of the board of directors or other persons performing similar functions.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

                  "PERSON" shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust, or unincorporated organization, and a government or agency or political subdivision thereof.

                  "QUALIFIED PUBLIC OFFERING" shall have the meaning set forth in the Certificate of Designation.

                  "INVESTOR'S RIGHTS AGREEMENT" shall mean the investor's rights agreement between the Company and the Investor, substantially in the form attached hereto as Exhibit D.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHAREHOLDERS AGREEMENT" shall mean the shareholders agreement between the Company, Haim Harel and the Investor, substantially in the form attached hereto as Exhibit E.

                  "TRANSACTION DOCUMENTS" shall mean this Agreement, the Certificate of Designation, the Investor's Rights Agreement and the Shareholders Agreement.

                  9.2. Accounting Principles

                  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  9.3. Directly or Indirectly

                  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  9.4. Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                  9.5. Paragraph and Section Headings

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                  SECTION 10. MISCELLANEOUS

                  10.1. Notices

                  (a) All communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile, or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                  (i) if to the Investor, at 6100 Glades Road, Suite 305, Boca Raton, Florida 33434 (Facsimile: (561) 479-0757), with a copy to:
         Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Henry I. Rothman, Esq. (Facsimile:
         (212) 704-6288).

                  (ii) if to the Company, at Magnolia Broadband, Inc., c/o Stephen M. Davis, Esq., Heller Ehrman White & McAuliffe, 711 Fifth Avenue, 5th Floor, New York, New York 10022 (Facsimile: (212) 832-3353), marked for the attention of Haim Harel, or at such other address as the Company may have furnished the Investor in writing in accordance with the terms of this Section 10.1.

                  (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

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

                  10.2. Expenses and Taxes

                  (a) Except as set forth in subsection 10.2(b) and 10.2(c), each party hereto shall pay the fees and disbursements incurred by it, including consulting, accounting and legal expenses, in connection with the negotiation, preparation, execution, and delivery of this Agreement, the other Transaction Documents, and the other instruments and agreements entered into pursuant to this Agreement.

                  (b) At the Closing, the Company will pay to the Investor (or as directed by the Investor) up to $25,000 to reimburse for documented legal and due diligence expenses and out-of-pocket expenses which were incurred by the Investor or its agents in connection with the financing contemplated hereby.

                  (c) The Company will pay, and save and hold the Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares, or the shares of Common Stock issuable upon conversion of the Shares.

                  10.3. Reproduction of Documents

                  This Agreement and all documents relating thereto, including, without limitation: (a) consents, waivers, and modifications which may hereafter be executed, (b) documents received by the Investor on the Closing Date (except for certificates evidencing the Shares of themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investor, may be reproduced by the Investor by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process and the Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investor in the regular course of business) and that any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

                  10.4. Survival

                  All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by one of the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or the Investor, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representation by the Company hereunder.

                  10.5. Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

                  10.6. Entire Agreement; Amendment and Waiver

                  This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended or any provision of this Agreement may be waived by the written consent of the Company and the Investor.

                  10.7. Severability

                  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

                  10.8. Arbitration.

                  The parties shall arbitrate any dispute arising out of or relating to this Agreement. Such arbitration shall be conducted in accordance with the following:

                  (a) Each party to such dispute shall have five Business Days after written notice by any such party of the commencement of arbitration proceedings hereunder to appoint an arbitrator who is on the approved panel of arbitrators of the American Arbitration Association. Each party to such dispute shall immediately notify the other party thereto of such appointment. If any such party shall fail to so appoint such an arbitrator within such five Business Day period, the other party to such dispute may appoint such arbitrator and shall so notify the party failing to appoint an arbitrator. The arbitrators so appointed shall then select a third arbitrator within five Business Days after the appointment of the second arbitrator to then constitute the Board of Arbitration. The Board of Arbitration shall then proceed under the Commercial Arbitration Rules of the American Arbitration Association.

                  (b) Following the designation of such Board of Arbitration, the parties to such dispute, together with the members of the Board of Arbitrators, shall promptly undertake appropriate informal efforts to mediate and negotiate a solution to the matter covered by the original notice.

                  (c) If a negotiated solution cannot be achieved within fourteen days after the date on which the Board of Arbitration is constituted, then the Board of Arbitration shall notify the parties to such dispute. The proceeding, upon such notification, will then become a compulsory arbitration to be conducted under the Commercial Arbitration Rules of the American Arbitration Association by the Board of Arbitration. These rules shall be subject to the following modifications: (i) discovery shall be permitted under the same standards provided for in the Federal Rules of Civil Procedure; (ii) the members of the Board of Arbitration shall interpret and apply the provisions of this Agreement; (iii) the arbitration costs may be charged to the losing party or allocated between the parties as may be determined by the Board of Arbitration; and (iv) the proceedings will be held in New York, New York, unless the parties to such dispute shall otherwise agree in writing.

(d) In connection with the enforcement of the mediation and arbitration provisions of this Section 10.8, any agreement, decision or award shall be final, binding and conclusive as to any such claim.

10.9.    Facsimile Signatures and Counterparts

                  This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each party hereto, by its duly authorized officer, has executed and delivered this Securities Purchase Agreement as of the date first written above.

                                     MAGNOLIA BROADBAND, INC.




                                     By:  /s/ Haim Harel
                                         --------------------------------------
                                            Name:      Haim Harel
                                            Title:     Chief Executive Officer
                                                            and President

                                     LEISUREPLANET HOLDINGS, LTD.



                                       By: /s/ Clive Kabatznik
                                           ------------------------------------
                                              Name:      Clive Kabatznik
                                              Title:     Chief Executive Officer
                                                              and President

                                LIST OF EXHIBITS

Exhibit A         Certificate of Designation
Exhibit B         Certificate of Incorporation
Exhibit C         Bylaws
Exhibit D         Investor's Rights Agreement
Exhibit E         Shareholders Agreement
Exhibit F         Inventions Agreement